As filed with the Securities and Exchange Commission on June 30, 2003	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WASHINGTON MUTUAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction
of Incorporation or Organization)

91-1653725
(I.R.S. Employer Identification No.)

1201 Third Avenue, Suite 1500, Seattle, Washington	98101
(Address of Principal Executive Offices	(Zip Code)

               Washington Mutual, Inc. 2003 EQUITY INCENTIVE PLAN
WASHINGTON MUTUAL, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

Fay L. Chapman, Esq.
Washington Mutual, Inc.
1201 Third Avenue, Suite 1500
Seattle, WA  98101
(Name and Address of Agent for Service)

(206) 461-2000
(Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

David R. Wilson, Esq.
Heller Ehrman White & McAuliffe LLP
701 5th Avenue, Suite 6100
Seattle, WA  98104-7098

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, no par value, under the 2003 Equity Incentive Plan	84,780,000 shares(3)	$41.54	$3,521,761,200(3)
Common Stock, no par value, under the 2002 Employee Stock Purchase Plan	4,000,000 shares	$41.54	$175,560,000
Total Shares	88,780,000 shares	$41.54	$3,897,321,200	$111,154.19

(1) Includes such indeterminate number of shares of common stock as may from time to time be issued upon conversion or exchange of debt securities, preferred stock or depositary shares registered hereunder, to the extent any of such securities are, by their terms, convertible into common stock. Also includes associated "rights" to purchase shares of Registrant's common stock which are not currently separable from the shares of Registrant's common stock and are not currently exercisable

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are based upon the average of the closing sales price of the Registrant's common stock as reported on the New York Stock Exchange for June 27, 2003.

(3)  Includes 55,745,000 shares being carried forward from Registration Statements No. 333-40928, 333-69503 and 333-74646 for which a filing fee has been paid. Pursuant to Rule 429(b) of the Securities Act of 1933, the prospectus filed as a part of this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and Registration Statements No. 333-40928, 333-69503 and 333-74646.  Accordingly, the filing fee is based on the registration of 33,035,000 shares recently authorized under the Plans that have not been previously registered.  33,035,000 times $41.54 equals maximum aggregate offering price of $1,372,273,900, which computes to a filing fee of $111,154.19.

PART II

INFORMATION REQUIRED IN THE REGISTRATION
STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed by Washington Mutual, Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

    (a)    Annual Report on Form 10-K for the year ended December 31, 2002;

    (b)    Quarterly Report on Form 10-Q for the three months ended March 31, 2003;

    (c)    Current Report on Form 8-K filed on March 12, 2003;

    (d)    The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A, filed on December 3, 1998 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") including any amendments or reports filed for the purposes of updating such description; and

    (e)    The description of the Registrant's Shareholder Rights Plan contained in the Registration Statement on Form 8-A filed on January 8, 2001 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

    Not Applicable

Item 5.  Interests of Named Experts and Counsel.

    The legality of the securities offered by this prospectus will be passed upon by Heller Ehrman White & McAuliffe LLP, Seattle, Washington. As of January 1, 2003, Heller Ehrman White & McAuliffe LLP and individual attorneys at the firm who participated in this transaction owned an aggregate of 12,393 shares of the Registrant's common stock.

Item 6.  Indemnification of Directors and Officers.

    Section 23B.08.320 of the Washington Business Corporation Act (the "Corporation Act") provides that the personal liability of directors to a corporation imposed by Section 23B.08.310 of the Corporation Act may be eliminated by the articles of incorporation of the corporation, except in the case of acts or omissions involving certain types of conduct. At Article XIII of its Restated Articles of Incorporation, the Registrant has elected to eliminate the liability of directors to the Registrant to the extent permitted by law. Thus, a director of the Registrant is not personally liable to the Registrant or its shareholders for monetary damages for conduct as a director, except for liability of a director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If Washington law is amended to authorize corporate action that further eliminates or limits the liability of directors, then the liability of the Registrant's directors will be eliminated or limited to the fullest extent permitted by Washington law, as so amended.

    Section 23B.08.560 of the Corporation Act provides that if authorized by (i) the articles of incorporation, (ii) a bylaw adopted or ratified by the shareholders, or (iii) a resolution adopted or ratified, before or after the event, by the shareholders, a corporation will have the power to indemnify directors made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations or indemnification contained in Section 23B.08.510 through 23B.08.550 of the Corporation Act, provided that no such indemnity shall indemnify any director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

    Pursuant to Article X of the Registrant's Restated Articles of Incorporation and Article VIII of the Registrant's Bylaws, the Registrant must, subject to certain exceptions, indemnify and defend its directors against any expense, liability or loss arising from or in connection with any actual or threatened action, suit or proceeding relating to service for or at the request of the Registrant, including without limitation, liability under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant is not permitted to indemnify a director from or on account of acts or omissions of such director which are finally adjudged to be intentional misconduct, or from or on account of conduct in violation of RCW 23B.08.310, or a knowing violation of the law from or on account of any transaction with respect to which it is finally adjudged that such director received a benefit in money, property or services to which he or she was not entitled. If Washington law is amended to authorize further indemnification of directors, then the Registrant's directors shall be indemnified to the fullest extent permitted by Washington law, as so amended. Also, pursuant to Article X of the Registrant's Restated Articles of Incorporation and Article VIII of the Registrant's Bylaws, the Registrant may, by action of the Board of Directors of the Registrant, provide indemnification and pay expenses to officers, employees and agents of the Registrant or another corporation, partnership, joint venture, trust or other enterprise with the same scope and effect as above described in relation to directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the provisions described above, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

    Not Applicable

Item 8.  Exhibits.

Exhibit Number	Exhibit
4.1	Washington Mutual, Inc. 2003 Equity Incentive Plan.
4.2	Amended and Restated 2002 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.8 of Registrant's Form 10-K for the year ended December 31, 2002.)
5.1	Opinion of Heller Ehrman White & McAuliffe LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Heller Ehrman White & McAuliffe LLP (Included in its opinion filed as Exhibit 5.1).
24.1	Power of Attorney (Included on the signature page of this Registration Statement).

Item 9.  Undertakings.

    (a)    The undersigned Registrant hereby undertakes:

         (1)    To file, during any period in which offers or sales are being made, a post‑effective amendment to this Registration Statement:

            (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post‑effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                (2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 27th day of June, 2003.

WASHINGTON MUTUAL, INC.
By:	/s/ Kerry K. Killinger Kerry K. Killinger Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

                Each of the officers and directors of the Registrant whose signature appears below hereby constitutes and appoints Fay L. Chapman and Thomas W. Casey, and each of them severally, his true and lawful attorney-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement and any new registration statement filed under Rule 462(b) of the Securities Act and amendments thereto, and to file the same, with exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms all that said attorney-in fact, or his or her substitute, may do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Kerry K. Killinger	Chairman, President,Chief Executive Officer and Director	June 27, 2003
(Chief Executive Officer)
Kerry K. Killinger

/s/ Thomas W. Casey	Executive Vice President and Chief Financial Officer	June 24, 2003
(Principal Financial Officer)
Thomas W. Casey

/s/ Robert H. Miles	Senior Vice President & Controller	June 27, 2003
(Principal Accounting Officer)
Robert H. Miles

Douglas P. Beighle	Director

/s/ Anne V. Farrell	Director	June 26, 2003

Anne V. Farrell

Stephen E. Frank	Director

/s/ Phillip D. Matthews	Director	June 27, 2003

Phillip D. Matthews

/s/ Margaret Osmer-McQuade	Director	June 25, 2003

Margaret Osmer-McQuade

/s/ Michael K. Murphy	Director	June 29, 2003

Michael K. Murphy

/s/ Mary E. Pugh	Director	June 26, 2003

Mary E. Pugh

William G. Reed, Jr.	Director

/s/ Elizabeth A. Sanders	Director	June 24, 2003

Elizabeth A. Sanders

/s/ William D. Schulte	Director	June 27, 2003

William D. Schulte

/s/ James H. Stever	Director	June 24, 2003

James H. Stever

Willis B. Wood, Jr.	Director

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Washington Mutual, Inc. 2003 Equity Incentive Plan.
4.2	Amended and Restated 2002 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.8 of Registrant's Form 10-K for the year ended December 31, 2002.)
5.1	Opinion of Heller Ehrman White & McAuliffe LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Heller Ehrman White & McAuliffe LLP (Included in its opinion filed as Exhibit 5.1).
24.1	Power of Attorney (Included on the signature page of this Registration Statement).